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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (Date of earliest event reported): SEPTEMBER 29, 2005


                      WILLIAMS SCOTSMAN INTERNATIONAL, INC.
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             (Exact name of Registrant as specified in its Charter)


                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)


               033-78954                                52-1862719
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       (Commission File Number)           (I.R.S. Employer Identification No.)


        8211 TOWN CENTER DRIVE
          BALTIMORE, MARYLAND                            21236
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  (Address of principal executive offices)            (Zip Code)


                                 (410) 931-6000
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              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_|   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

     |_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

     |_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

     |_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

       INDENTURE

       On September 29, 2005, Williams Scotsman, Inc. ("Williams Scotsman"), a subsidiary of Williams Scotsman International, Inc. (the "Company"), as issuer, the Company, certain subsidiaries of Williams Scotsman (the "Subsidiary Guarantors" and together with the Company, the "Guarantors") and Willscot Equipment LLC (the "Subordinated Guarantor") entered into an indenture (the "Indenture") with the Bank of New York, as trustee, relating to the issuance and sale of $350 million aggregate principal amount of 8 1/2% Senior Notes due 2015 (the "8 1/2% Senior Notes"). For a description of the material terms of the Indenture and the 8 1/2% Senior Notes issued thereunder, see the information set forth below under Item 2.03, which is incorporated by reference into this Item 1.01.

       9.875% NOTES AND 10% NOTES

       On September 29, 2005, Williams Scotsman accepted for payment and purchased $521.0 million principal amount of its 9.875% Senior Notes due 2007 (the "9.875% Notes") and $148.2 million principal amount of its 10% Senior Secured Notes (the "10% Notes", together with the 9.875% Notes, the "Existing Notes") that were tendered in Williams Scotsman's previously announced tender offer prior to the consent time. The total consideration paid to the tendering holders was $1,005.00 per $1,000 principal amount of the 9.875% Notes and $1,095.22 per $1,000 principal amount of the 10% Notes (including a consent payment of $20 per $1,000 principal amount of each of the 9.875% Notes and 10% Notes). As a result, the amendments to the indentures governing the Existing Notes became operative and substantially all of the restrictive covenants were removed from the indentures governing the Existing Notes.

       The tender offers for the Existing Notes expired at 5:00 PM New York City time on September 29, 2005. Williams Scotsman accepted for payment and purchased $26,000 principal amount of 9.875% Notes that were tendered after the consent time on September 30, 2005 without paying the consent payment. No 10% Notes were tendered after the consent time.

       Williams Scotsman has also called the remaining outstanding 9.875% Notes at a redemption price of 100% of the principal amount plus accrued and unpaid interest to October 31, 2005, the redemption date (the "Optional Redemption").

       On September 29, 2005, Williams Scotsman entered into a Defeasance Deposit Agreement (the "Defeasance Deposit Agreement") with the Bank of New York, as trustee (the "Trustee"), under the indenture governing the 9.875% Notes (the "9.875% Indenture"). Under the Defeasance Deposit Agreement, Williams Scotsman irrevocably deposited approximately $30.2 million of United States treasury bills (the "Deposited Securities") into a trust account established by the Trustee. The Trustee will apply the proceeds from the Deposited Securities to redeem the remaining 9.875% Notes on the


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redemption date in connection with the Optional Redemption. As a result, the obligations of Williams Scotsman, the guarantors and the subordinated guarantor named in the 9.875% Indenture, under the 9.875% Notes, the 9.875% Indenture, and the related guarantees and the subordinated guarantee, have been discharged except for certain surviving obligations as specified in the 9.875% Indenture.

       REGISTRATION RIGHTS AGREEMENT

       On September 29, 2005, Williams Scotsman, the Guarantors and the Subordinated Guarantor and the initial purchasers of the 8 1/2% Senior Notes entered into a registration rights agreement. Under the registration rights agreement, Williams Scotsman, the Guarantors and the Subordinated Guarantor granted certain exchange and registration rights to the holders of the 8 1/2% Senior Notes.


Item 2.03   CREATION OF DIRECT FINANCIAL OBLIGATION

       NEW NOTES

       On September 29, 2005, Williams Scotsman sold in a private placement transaction $350,000,000 in aggregate principal amount of its 8 1/2% Senior Notes. The 8 1/2% Senior Notes will mature on October 1, 2015. Williams Scotsman has the option to redeem all or a portion of the 8 1/2% Senior Notes on or after October 1, 2010 at fixed prices that decline over time. Williams Scotsman also has the option to redeem up to 35% of the aggregate principal amount of the 8 1/2 % Senior Notes on or prior to October 1, 2008 with the proceeds of one or more equity offerings at a redemption price of 108.50% of the principal amount of the 8 1/2% Senior Notes if at least 65% of the aggregate principal amount of the 8 1/2 % Senior Notes are outstanding after each such redemption and such redemption is made not more than 90 days after the consummation of certain equity offerings. Upon certain change of control and asset disposition events as described in the Indenture, Williams Scotsman will be required to repurchase the 8 1/2% Senior Notes at the price set forth in the Indenture. In addition, Williams Scotsman may redeem the 8 1/2% Senior Notes at a purchase price equal to 100% of the principal amount of the 8 1/2% Senior Notes plus a make-whole premium upon a change of control.

       The 8 1/2% Senior Notes are unsecured senior obligations of Williams Scotsman and are jointly and severally guaranteed on a senior unsecured basis by the Guarantors and on a senior subordinated unsecured basis by the Subordinated Guarantor. The Indenture contains covenants relating to restrictions on indebtedness, dividends on, and redemptions and repurchases of, capital stock, liens and sale-leaseback transactions, loans and investments, debt and hedging arrangements, mergers, acquisitions and asset sales, transactions with affiliates and changes in business activities conducted by Williams Scotsman and certain subsidiaries.


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       The net proceeds from the offering of 8 1/2% Senior Notes, together with the proceeds from the initial public offering of shares of common stock of the Company and additional borrowings under Williams Scotsman's Amended and Restated Credit Facility, dated June 28, 2005 (the "Amended and Restated Credit Facility") as described below, were used to repurchase the tendered Existing Notes, to pay the related premium, expenses and consideration for the Optional Redemption, as described under "9.875% Notes and 10% Notes" under Item 1.01.

       BORROWING UNDER AMENDED AND RESTATED CREDIT FACILITY

       On September 23, 2005, Williams Scotsman temporarily repaid $210 million of its borrowings under its Amended and Restated Credit Facility with proceeds from the initial public offering of the shares of common stock of the Company. On September 29, 2005, Williams Scotsman borrowed $380 million under its Amended and Restated Credit Facility to repurchase the tendered Existing Notes and paid the related premium, expenses and consideration for the Optional Redemption as described above.




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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 3, 2005

                                       WILLIAMS SCOTSMAN INTERNATIONAL, INC.



                                       By: /s/ Robert C. Singer
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                                           Name:  Robert C. Singer
                                           Title: Executive Vice President
                                                  and Chief Financial Officer




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